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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We have issued our report dated January 30, 1998 accompanying the 1997 and 1996 consolidated financial statements included in the Annual Report on Form 10-K of Santa Barbara Restaurant Group, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Santa Barbara Restaurant Group, Inc. on Form S-3 and to the use of our name as it appears under the caption "Experts".



Irvine, California
October 6, 1999